UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

Viasystems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15755	75-2668620
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

(314) 727-2087

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In a letter dated March 12, 2012, William McCormick, age 78, a director of Viasystems Group, Inc. (the “Company”) gave notice to the Chairman of the Nominating and Corporate Governance Committee that, in accordance with the age and terms limits under the Company’s Corporate Governance Guidelines and Principles, he has submitted an offer to resign from the Board of Directors, effective at the end of his current term, and will not stand for election as a director when his term expires at the next annual meeting. The Board of Directors of the Company has accepted his resignation, effective at the end of his current term. Mr. McCormick was appointed as a director in February 2010. Mr. McCormick serves on the Company’s Audit Committee and Nominating and Corporate Governance Committee. He served as a director of Merix Corporation from 1997 until February 2010 and as Chairman of the Board of Directors of Merix Corporation from 2007 until February 2010. Mr. McCormick’s decision is not based on any disagreement with the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2012	VIASYSTEMS GROUP, INC.

	By:	/s/ Christopher R. Isaak
Name: Christopher R. Isaak
Title: Vice President, Corporate Controller and Chief Accounting Officer